Exhibit 99.B(14)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the to the Registration Statement on Form N-14 of Rivus Bond Fund, and to the use of our report dated April 28, 2009 on the financial statements and financial highlights of the Rivus Bond Fund. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2010